EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                    (SUBSECTIONS (A) AND (B) OF SECTION 1350,
                   CHAPTER 63 OF TITLE 18, UNITED STATES CODE)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Stephen
F. Noser, President and Chief Executive Officer of VTEX Energy, Inc., a Nevada corporation (the "Company"), hereby certify, to my knowledge, that:

     (1)  the  Company's  Annual  Report on Form 10-KSB for the year ended April
          30,  2005 (the  "Report")  fully  complies  with the  requirements  of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 15, 2005            /s/ Stephen F. Noser
                                  ---------------------------------------------
                                      Name: Stephen F. Noser
                                      President and Chief Executive Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to VTEX Energy, Inc. and will be retained by VTEX Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.